UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☒	Definitive Proxy Statement
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☐	Soliciting Material Under § 240.14a-12
Ekso Bionics Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2021: THE NOTICE OF MEETING AND PROXY STATEMENT AND OUR
ANNUAL REPORT ON FORM 10-K, ARE AVAILABLE AT WWW.PROXYVOTE.COM.

EKSO BIONICS HOLDINGS, INC.
1414 Harbour Way South, Suite 1201
Richmond, California 94804
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2021
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Meeting”) of Ekso Bionics Holdings, Inc., a Nevada corporation (the “Company”), will be held virtually via webcast on June 10, 2021 at 9:00 a.m., PDT, for the purpose of considering and voting upon the following matters:
1.
To elect six persons to our Board of Directors, to serve until the annual meeting of stockholders to be held in 2022 and until their respective successors are elected and qualified, or until their earlier death, resignation or removal;

2.	To approve, in an advisory (non-binding) vote, the compensation of our named executive officers as disclosed in the Proxy Statement;
3.	To ratify the appointment of OUM & Co., LLP as the Company’s independent auditors for the year ending December 31, 2021; and
4.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.
Due to the public health impact of the COVID-19 pandemic, the Meeting will be a completely virtual meeting conducted via webcast. You will be able to participate in the Meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/EKSO2021. To participate in the Meeting, you must have your 16-digit control number that is shown on your proxy card or voting instruction form, as applicable. If you access the Meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate. You should log on to the meeting site at least fifteen minutes prior to the start of the Meeting to provide time to register and download the required software, if needed.
The Board of Directors of the Company has fixed the close of business on April 14, 2021 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.
We have elected to provide our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules, which allows us to conserve natural resources and reduce our printing and mailing costs related to the Meeting. On or about April 29, 2021, we will mail to our stockholders of record as of April 14, 2021 a notice containing instructions on how to access our proxy statement and annual report on the Internet and also how to vote their shares. If you received a notice by mail you will not receive a printed copy of the proxy materials unless you specifically request them. Both the notice and this Proxy Statement contain instructions on how you can request a paper copy of the proxy statement and our annual report, both of which are also available at www.proxyvote.com.
Your vote is important. Whether or not you plan to attend the meeting we hope you will vote as soon as possible. Please refer to the section entitled “Important Information About the Meeting - How Do I Vote?” on page 3 of the proxy statement for a description of how to vote in advance of the meeting.
By Order of the Board of Directors,
/s/ Jack Peurach
Jack Peurach
President and Chief Executive Officer
Richmond, California
April 29, 2021
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2021: THE NOTICE OF MEETING AND PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K, ARE AVAILABLE AT WWW.PROXYVOTE.COM.

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EKSO BIONICS HOLDINGS, INC.
1414 Harbour Way South, Suite 1201
Richmond, California 94804
PROXY STATEMENT
2021 Annual Meeting of Stockholders
To Be Held On June 10, 2021
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ekso Bionics Holdings, Inc., a Nevada corporation (the “Company”), for use at the 2021 Annual Meeting of Stockholders to be held virtually via webcast on June 10, 2021, at 9:00 a.m., PDT, and at any adjournment or postponement thereof (the “Meeting”). A Notice of Internet Availability of Proxy Materials has been mailed to our stockholders of record as of April 14, 2021 (the “Record Date”). The Notice of Meeting, this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (“SEC”) on February 25, 2021 (the “Annual Report”), and a form of proxy card (“Proxy Card”) are being provided electronically to our stockholders of record as of the Record Date. A copy of this Proxy Statement, the Annual Report and a form of Proxy Card will be mailed to any stockholder who requests paper or e-mail copies until the one-year anniversary of the Meeting. Unless the context otherwise requires, references to the “Company,” “we,” “us,” and “our” refer to Ekso Bionics Holdings, Inc.
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving access to these proxy materials?
We are providing these proxy materials to you in connection with the solicitation by our Board of Directors of proxies to be voted at the Meeting to be held on June 10, 2021, at 9:00 a.m., PDT. Due to the public health impact of the COVID-19 pandemic, the 2021 Annual Meeting of Stockholders will be a completely virtual meeting conducted via webcast. You will be able to participate in the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/EKSO2021. You will need your 16-digit control number that is shown on your proxy card or voting instruction form, as applicable. As a stockholder of record or beneficial owner of shares of the Company at the close of business on the Record Date, you are invited to attend our Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement. You are strongly encouraged to read this Proxy Statement and the Annual Report, which include information that you may find useful in determining how to vote.
What is the purpose of the Meeting?
At the Meeting, our stockholders will consider and vote upon the following matters:
1.
To elect six persons to our Board of Directors, to serve until the annual meeting of stockholders to be held in 2022 and until their respective successors are elected and qualified, or until their earlier death, resignation or removal;

2.	To approve, in an advisory (non-binding) vote, the compensation of our named executive officers as disclosed in this Proxy Statement;
3.	To ratify the appointment of OUM & Co., LLP as the Company’s independent auditors for the year ending December 31, 2021; and
4.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.
Members of our Board of Directors and management and representatives of OUM & Co., LLP, our independent registered public accounting firm will be present at the Meeting to respond to appropriate questions from stockholders.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?
The Securities and Exchange Commission (“SEC”) rules allow us to furnish our proxy materials via the internet. Accordingly, we sent to all of our stockholders a Notice of Internet Availability of Proxy Materials for the Meeting. Instructions on how to access the proxy materials for the Meeting via the internet or to request a paper or e-mail copy can be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or in electronic form via e-mail on an ongoing basis by submitting a request to us at sendmaterial@proxyvote.com. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.
Who is entitled to vote at the Meeting?
Only common stockholders as of the close of business on the Record Date are entitled to notice of and to vote at the Meeting. As of the Record Date, there were issued and outstanding and entitled to vote 12,654,994 shares of common stock, $0.001 par value per share.
What are the voting rights of the holders of common stock?
Each outstanding share of our common stock will be entitled to one vote on each of the proposals presented at the Meeting.
Who can attend the Meeting?
All of our stockholders as of the Record Date may attend the Meeting.
You will be able to participate in the Meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/EKSO2021. To participate in the Meeting, you must have your 16-digit control number that is shown on your proxy card or voting instruction form, as applicable. If you access the Meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate. You should log on to the meeting site at least fifteen minutes prior to the start of the Meeting to provide time to register and download the required software, if needed.
Can I find out who the stockholders are?
A list of stockholders will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours for 10 days prior to the Meeting at the office of the Secretary of the Company at the above address, and during the Meeting at www.virtualshareholdermeeting.com/EKSO2021.
How many shares must be present to hold the Meeting?
A quorum must be present at the Meeting for any business to be conducted. Stockholders representing a majority of the votes entitled to be cast at the Meeting will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name”?
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Meeting or vote by proxy as instructed below.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account by a bank, broker or other nominee (the record holder of your shares), then you are the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your record holder how to vote your shares of common stock, and the record holder is required to vote your shares of common stock in accordance with your instructions.

How do I vote?
Stockholders of Record: If you are a registered stockholder of common stock, meaning that you hold your shares in certificate form or through an account with our transfer agent, Vstock Transfer, LLC, you would have received the Notice of Internet Availability of Proxy Materials directly from Broadridge. If you wish to vote prior to the Meeting, you may vote over the Internet, by telephone, by mail or in person at the Meeting as follows:
•
Over the Internet Before the Meeting. Go to the website of our tabulator, Broadridge, at www.proxyvote.com. Have your Notice of Internet Availability of Proxy Materials in hand (or, if you requested and received a paper or email copy of the proxy materials, have your Proxy Card in hand) when you access the website and follow the instructions to vote your shares. You must submit your internet proxy before 11:59 p.m., Eastern Time, on June 9, 2021, the day before the Meeting, for your proxy to be valid and your vote to count.

•
By Telephone. You may vote by mail if you request a copy of a form of Proxy Card to be mailed to you. In that case, call 1-800-579-1639. Have your Notice of Internet Availability of Proxy Materials in hand (or, if you requested and received a paper or email copy of the proxy materials, have your Proxy Card in hand) when you call. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on June 9, 2021, the day before the Meeting, for your proxy to be valid and your vote to count.

•
By Mail. You may vote by mail if you request a copy of a form of Proxy Card to be mailed to you. In that case, you must complete and sign your proxy card and mail it to Broadridge in the postage prepaid envelope that will be provided to you to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Broadridge must receive the proxy card not later than May 26, 2021, the day before the Meeting, for your proxy to be valid and your vote to count.

•	Electronically During the Meeting. You can vote electronically during the Meeting at www.virtualshareholdermeeting.com/EKSO2021.
Beneficial Owners of Shares Held in Street Name: If on the Record Date your shares are held in street name, the Notice of Internet Availability of Proxy Materials is being forwarded to you by or on behalf of your bank, broker or other nominee. If you wish to vote prior to the Meeting, follow the instructions provided by your bank, broker or other nominee explaining how you can vote. Alternatively, you will be able to participate in the Meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/EKSO2021 and entering your 16-digit control number that is shown on your voting instruction form included in the Proxy Materials forwarded to your by or on behalf of your bank, broker or other nominee.
What if I do not specify how my shares are to be voted?
If you are the stockholder of record and you submit a proxy but do not provide any voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors. If you hold your shares in street name and do not instruct your bank or broker how to vote, it will nevertheless be entitled to vote your shares of common stock with respect to “routine” items, but not with respect to “non-routine” items.
Please note that at the Meeting, we believe that only the proposal to ratify the appointment of our independent auditors (Proposal Three) will be considered a “routine” item. Under applicable rules, banks and brokers are permitted to vote the shares held in their name for the account of a beneficial holder for “routine” matters, even if such bank or broker does not receive instructions from the beneficial holder. We will refer to these votes cast by banks and brokers without instruction from the relevant beneficial holder as “Broker Discretionary Votes.” We believe that based on the policies of most banks and brokers, the majority of Broker Discretionary Votes will be cast in accordance with the recommendation of our Board of Directors, and therefore “for” Proposal Three.
We believe that all other proposals will be considered “non-routine” items, and your broker will not have discretion to vote on these proposals. We will refer to these shares not voted by banks and brokers in absence of instructions from the relevant beneficial holder as “Broker Non-Votes.”
It is therefore important that you provide instructions to your bank or broker so that your shares are voted accordingly.

Can I change my vote after I submit my proxy?
Yes, you can revoke your proxy at any time before the final vote at the Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:
•	You may cast a new vote by telephone or over the internet.
•	You may submit another properly completed proxy with a later date.
•	You may remove a previously submitted vote online at www.proxyvote.com.
•	You may attend the Meeting virtually via webcast and vote in person (although simply attending the Meeting will not, by itself, revoke your proxy).
If your shares are held in street name, you should contact your bank, broker or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Meeting, you may change your vote by attending the Meeting and voting in person.
How does the Board of Directors recommend I vote on the proposals?
Our Board of Directors recommends that you vote:
•	FOR the election of each of the nominees for director (Proposal One);
•	FOR the approval of the compensation of our named executive officers (Proposal Two); and
•	FOR the ratification of OUM & Co., LLP as our independent auditors for the year ending December 31, 2021 (Proposal Three).
For a more detailed discussion of why you should vote “FOR” Proposal One, Proposal Two and Proposal Three, see “Proposal One – Election of Directors,” “Proposal Two – Non-Binding, Advisory Vote to Approve Compensation of Named Executive Officers” and “Proposal Three – Ratification of Appointment of Independent Auditors,” respectively.
Will any other business be conducted at the Meeting?
We know of no other business that will be presented at the Meeting. However, if any other matter properly comes before the stockholders for a vote at the Meeting, the proxy holders will vote your shares in accordance with their best judgment.
What votes are necessary to approve each of the proposals?
Proposal 1 - Election of Directors. The affirmative vote of a plurality of the votes cast by the holders of common stock is required to elect the nominees for director. If you vote “Withhold” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum. Directions to “Withhold” and Broker Non-Votes will have no effect on the outcome of this proposal.
Proposal 2 – Non-Binding, Advisory Vote to Approve Compensation of Named Executive Officers. Proposal Three is a non-binding, advisory vote; however, the Compensation Committee of our Board of Directors will consider the voting results on this proposal. The affirmative vote of a majority of the votes cast by the holders of common stock is required for approval of the compensation of our named executive officers. Abstentions and Broker Non-Votes will have no effect on the outcome of this proposal.
Proposal 3 - Ratification of Appointment of OUM & Co., LLP. The affirmative vote of a majority of the votes cast by the holders of common stock is required to ratify the appointment of OUM & Co., LLP as our independent auditors for the year ending December 31, 2021. Abstentions will have no effect on the outcome of this proposal. As this proposal is a “routine” item, if you hold your shares through a bank or a broker and you do not provide instructions to your bank or broker, we believe that your bank or broker will cast a Broker Discretionary Vote in favor of this proposal.

What happens if a nominee is unable to stand for election?
If a nominee is unable to stand for election, our Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have voted “Withhold” with respect to the original nominee.
EXPENSES OF SOLICITATION
All costs of solicitations of proxies will be borne by us. In addition to these proxy materials, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, e-mail, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their out-of-pocket expenses in connection therewith.

STOCKHOLDER PROPOSALS
Deadline for Submission of Stockholder Proposals for Next Year’s Annual Meeting
Pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in the proxy statement for our next annual meeting of stockholders. For a proposal of a stockholder to be considered for inclusion in next year’s proxy statement, it must be received by our Corporate Secretary in writing at our principal offices, Ekso Bionics Holdings, Inc., 1414 Harbour Way South, Suite 1201, Richmond, California 94804, Attention: Corporate Secretary, no later than December 30, 2021. However, if our next annual meeting of stockholders is called for a date that is not within 30 days before or after the anniversary date of the Meeting, the deadlines for stockholders to submit proposals and nominations of directors as set forth above will change. In such a case, we will publish revised deadlines in a current report on Form 8-K that we expect to file within four business days after our board determines the 2021 annual meeting date.
Under our By-laws, if a stockholder wishes to present a proposal or wants to nominate candidates for election as directors at our next annual meeting of stockholders in 2022, such stockholder must give written notice to the Corporate Secretary of the Company at our principal executive offices at the address noted above. The Secretary must receive such notice not earlier than 120 day prior to the one year anniversary of the date of the Meeting and not less than 90 days prior to the one year anniversary of the date of the Meeting; provided, however, that in the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after the anniversary date of the Meeting, notice must be received by the Corporate Secretary not earlier than 120 days prior to the next annual meeting of stockholders and not later than the close of business on the 10th day following the day on which notice of the date of the next annual meeting of stockholders was mailed or public disclosure of the date of the next annual meeting of stockholders was made, whichever first occurs. The proxies to be solicited by our board of directors for the 2022 annual meeting will confer discretionary authority on the proxy holders to vote on any untimely stockholder proposal presented at such annual meeting.
Our By-laws also specify requirements as to the form and content of a stockholder’s notice. We will not entertain any proposals or nominations that do not meet those requirements.
PARTICIPANTS IN THE SOLICITATION
Under applicable regulations of the SEC, our directors and certain of our officers may be deemed to be “participants” in the solicitation of proxies by our Board of Directors in connection with the Meeting.
ANNUAL REPORT ON FORM 10-K
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, in each case as filed with the SEC, excluding exhibits, is being made available concurrently with this Proxy Statement and will also be available without charge to any stockholder upon written request to the Company, 1414 Harbour Way South, Suite 1201, Richmond, California 94804, attention: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” the Notice of Internet Availability of Proxy Materials. This means that only one copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of Notice of Internet Availability of Proxy Materials, this Proxy Statement, the Annual Report and a form of Proxy Card to you if you call or write us at the following address or phone number: 1414 Harbour Way South, Suite 1201, Richmond, California 94804, (510) 984-1761. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

CORPORATE GOVERNANCE
Background of Directors and Executive Officers
Set forth below are the name and age as of April 14, 2021 of each of our current directors, nominees for director, and executive officers, the positions held by each current director and executive officer with us, his or her principal occupation and business experience during the last five years, and the year of the commencement of his or her term as a director or executive officer. Additionally, for each current director standing for re-election and for each new nominee for director, included below is information regarding the specific experience, qualifications, attributes and skills that contributed to the decision by our Board of Directors to nominate him or her for election as a director and the names of other publicly held companies of which he or she serves or has served as a director in the previous five years.
Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Executive officers are appointed by our Board of Directors and serve at its pleasure. There is no family relationship between any of our directors, director nominees or executive officers. No director was selected as a director or nominee pursuant to any arrangement or understanding.
Name	Age	Position
Directors
Steven Sherman	75	Director and Chairman
Jack Peurach	55	Director, President and Chief Executive Officer
Charles Li, Ph.D.	35	Director
Stanley Stern	63	Director
Mary Ann Cloyd	66	Director
Rhonda A. Wallen	54	Director
Executive Officers (who are not also directors)
John F. Glenn	59	Chief Financial Officer and Secretary
Jason C. Jones	49	Vice President of Product Development
William Shaw	47	Chief Commercial Officer
Directors
Steven Sherman Mr. Sherman has served as our Chairman of our Board of Directors since January 2014, including service as Executive Chairman from October 2018 through December 2020, and serves on our Strategy Committee. He also previously served on the board of directors of Ekso Bionics, Inc., our wholly owned subsidiary, from December 2013 until January 2014. Mr. Sherman is the Chairman of Nex Capital LLC, a private equity firm based in Beverly Hills, California, and he is the Chairman of Imetric, an IOT platform for consumer and enterprise. Since 1988, Mr. Sherman has been a member of Sherman Capital Group, a merchant banking organization with a portfolio of private and public investments. In addition to being our Chairman, Mr. Sherman is the former Chairman of Purple Wave Inc., an online auction platform. Mr. Sherman is a founder of Novatel Wireless, Inc. (Nasdaq: NVTL), Vodavi Communications Systems Inc. (Nasdaq: VTEK) and Main Street and Main Inc. Previously, Mr. Sherman has served as a director of Telit; Chairman of Airlink Communications, Inc. until its sale to Sierra Wireless, Inc.; Chairman of Executone Information Systems (Nasdaq NM: XTON); and as a director of Inter-Tel (Delaware) Incorporated (Nasdaq: INTL). Our Board of Directors has concluded that Mr. Sherman is well-qualified to serve on our Board of Directors and has the requisite qualifications, skills and perspectives based on, among other factors, his extensive business experience and his financial and investment expertise, as well as his service as a director of a number of technology-related companies.
Jack Peurach is our President and Chief Executive Officer and a member of our Board of Directors. Mr. Peurach was appointed as our President and Chief Executive Officer on March 9, 2018. Prior to his appointment as our President and Chief Executive Officer, Mr. Peurach served as a director, the Chairman of the Compensation Committee of our Board of Directors and as a member of the Nominating and Governance Committee and the Audit Committee of our Board of Directors. Mr. Peurach served on the board of directors of Ekso Bionics, Inc., which merged with our wholly-owned subsidiary in January 2014 and continued as the surviving entity in the merger, from July 2011 until the merger, and has served on our Board of Directors since the merger. From 2011 to March 2017, Mr. Peurach served as the Executive Vice President, Products for

SunPower Corp (Nasdaq: SPWR), where he was responsible for all aspects of SunPower’s PV modules and residential, commercial and utility PV systems. Prior to this role, from 2009 to 2011, Mr. Peurach served as Executive Vice President, Research and Development for SunPower, where he led the research and development efforts of the PV Cells, Modules and Systems. From 2008 to 2009, Mr. Peurach was the Vice President of the Advanced Product Development Group, and from 2007 to 2008, Mr. Peurach was the Senior Director of Product Development at SunPower. Prior to SunPower’s acquisition of PowerLight in 2007, Mr. Peurach served as PowerLight’s Vice President of Product Development. Earlier in his career, Mr. Peurach was a strategy consultant for Mercer Management Consulting and director of engineering at Berkeley Process Control, Inc. Mr. Peurach also serves as a director of MyCore Health, Inc. Mr. Peurach holds a Bachelor of Science degree in Mechanical Engineering from Michigan State University, a Master of Science degree in Mechanical Engineering from the University of California, Berkeley, and a Master of Business Administration, Finance and Entrepreneurship from the Wharton School, University of Pennsylvania. Our Board of Directors has concluded that Mr. Peurach is well-qualified to serve as President and Chief Executive Officer and on our Board of Directors because of his extensive experience in leadership and management roles at various companies, and because of his in-depth knowledge of the Company.
Charles Li, Ph.D. is a member of our Board of Directors and serves on the Audit Committee of our Board of Directors. He has served on our Board of Directors since March 2018. Dr. Li has been a senior analyst at Puissance Capital since 2015 and has been involved in many of Puissance Capital’s investments. Prior to joining Puissance Capital, Dr. Li worked as a Research Assistant at Harvard University from 2011 to 2015. Dr. Li also worked as an analyst at Fosun Capital in 2009 and at Harvest Fund in 2010. Dr. Li received his Ph.D. from the John A. Paulson School of Engineering and Applied Sciences from Harvard University, and a B.S. and B.A. from Xi’an Jiaotong University in Xi’an, China. Our Board of Directors has concluded that Dr. Li’s extensive experience with technology related companies and his financial and business experience qualify him to serve as a director.
Stanley Stern is a member of our Board of Directors and serves as the Chair of the Audit Committee of our Board of Directors and is on our Strategy Committee. He has served on our Board of Directors since December 2014. He currently is Managing Partner of Alnitak Capital, which he founded in 2013 to provide Board level strategic advisory services, primarily in technology related industries. Before founding Alnitak, Mr. Stern was a Managing Director at Oppenheimer & Co. (NYSE: OPY) from 1982 to 2000 and from 2004 to 2013, where, among other positions, he led the firm’s investment banking department and technology investment banking groups. Mr. Stern also held roles at Salomon Brothers, STI Ventures and C.E. Unterberg. Mr. Stern is currently the Chairman of the Board of Audiocodes Inc. (Nasdaq: AUDC), a leader in VOIP infrastructure equipment, a Board member of Ormat Technologies (NYSE: ORA), a global leader in geothermal energy, and a Board member of Tigo Energy, a solar energy equipment supplier. Previously, Mr. Stern was chairman of the board of directors of Sodastream (Nasdaq: SODA), the global leader of at home beverage makers, a member of the board of directors of Foamix Pharmaceuticals Ltd. (Nasdaq: FOMX), a member of the board of directors of Given Imaging (Nasdaq: GIVN), a member of the board of directors of Fundtech Inc., and chairman of the board of directors of Tucows, Inc. (Nasdaq: TCX). Mr. Stern holds a Bachelor of Arts in Economics and Accounting from City University of New York, Queens College, and a Master of Business Administration from Harvard University. Our Board of Directors has concluded that Mr. Stern is well-qualified to serve on our Board of Directors because of his extensive business and finance experience, particularly in technology related industries, and his service as a director of a number of public companies.
Mary Ann Cloyd is a member of our Board of Directors and serves on the Compensation Committee and the Audit Committee and as Chair of the Nominating and Governance Committee of our Board of Directors. From 1990 until her retirement in June 2015, Ms. Cloyd was a senior Partner with PricewaterhouseCoopers LLP, a global accounting and consulting firm. During her 25 years as a partner at PwC, Ms. Cloyd served in multiple leadership positions. For example, from 2011 until her retirement, Ms. Cloyd led PwC’s Center for Board Governance. Ms. Cloyd is a retired Certified Public Accountant. Ms. Cloyd has served as a director of Bellerophon Therapeutics, Inc., a publicly traded clinical-stage biotherapeutics company, since 2016. Ms. Cloyd also began serving as a director of Angel Pond Holdings Corporation, a publicly traded special purpose acquisition company, in 2021. Since April 2018, she has served as a director of NCMIC Group, Inc., a private mutual insurance and financial services company. Since 2019, she has served on the board of Fresh Del Monte Produce, Inc., one of the world’s leading producers, marketers and distributors of high-quality and fresh-cut fruits and vegetables and related fruit products. Between 2004 and 2013, Ms. Cloyd served on both PwC’s Global and

U.S. Boards of Partners and Principals. Ms. Cloyd also is on the Board of Directors for the Geffen Playhouse, the Caltech Associates Board and the Advisory Board of the UCLA Iris Cantor Women’s Health Center. Our Board of Directors has concluded that Ms. Cloyd is well-qualified to serve on our Board of Directors because of her 39 years of public accounting and advisory experience, significant experience in corporate governance matters and experience in risk management and oversight.
Rhonda A. Wallen is a member of our Board of Directors and serves on the Nominating and Governance Committee and the Strategy Committee and as the Chair of our Compensation Committee of our Board of Directors. Ms. Wallen has over twenty years of experience working in life sciences and healthcare. She also brings years of consulting and executive experience to our Board of Directors and has managed product planning and corporate development functions. Since April 2017, she has served as the head of corporate development for Terumo BCT, the biomedical division of Terumo Corporation (TYO: 4543), a medical technologies company, where she is a member of the Global Commercial Leadership Team and its working group on marketing excellence, in which role she leads the cross-function evaluation and negotiation of strategic transactions ranging from international marketing alliances and co-development agreements, to acquisitions. From November 2012 to April 2017, Ms. Wallen served as the Chief Operating Officer of Andarix Pharmaceuticals, a clinical stage oncology therapeutics company. Also during this time, in consulting roles with Cygnet Venture Management, she served as interim management for senior level business development and marketing functions, working with life science CEOs and founders to validate the strategic direction of emerging growth companies, define key milestones and use of proceeds, and complete corporate financings. Ms. Wallen holds a Bachelor of Science from Stanford University, a Master of Science in Microbiology and a Master of Business Administration from the University of Rochester. Our Board of Directors has concluded that Ms. Wallen is well-qualified to serve on our Board of Directors because of her extensive business management and corporate development experience and financial and investment expertise.
Executive Officers (Who are not also Directors)
John F. Glenn is our Chief Financial Officer and Secretary, and he has served in that position since August 13, 2018. Mr. Glenn brings 25 years of financial leadership experience in public and private companies in the life sciences industry. Prior to joining us, Mr. Glenn was a consultant to biotechnology and medical device companies. From 2016 to 2017, Mr. Glenn served as the Chief Financial Officer of Sonendo Inc., a privately held, venture-backed company developing technology for dental root canal therapy. In that role, Mr. Glenn worked on strategic initiatives, including corporate development and financing. From 2015 to 2016, Mr. Glenn served as the Chief Financial Officer of Armetheon, Inc., a privately held biopharmaceutical company. From January 2008 to January 2014, Mr. Glenn served as the Chief Financial Officer of Solta Medical, Inc. (Nasdaq: SLTM), where he assisted in the strategic acquisition by Valeant Pharmaceuticals International, Inc. of this then-Nasdaq-listed company that designed, developed, manufactured and marketed energy-based medical device systems for aesthetic applications. Mr. Glenn holds a Bachelor of Science degree in Business Administration from the University of Nevada and from the University of Santa Clara, a Master of Business Administration.
Jason C. Jones is our Vice President of Product Development. Mr. Jones brings over 20 years of experience in product development, operations, and finance in a wide range of industries. Since October 2018, Mr. Jones has led our Engineering and Product Management groups with an emphasis on extending our market leading position in both medical and industrial markets. Prior to joining us, from 2010 to 2018, Mr. Jones served as Founder and Principal at Berkeley Renewables LLC, a contract product development consulting firm focused on novel monitoring and control systems primarily for the solar industry. In 2007, Mr. Jones co-founded, operated, and ultimately sold Tilt Solar LLC, a startup that developed technology and equipment for the solar industry. As a result of the Tilt Solar sale, Mr. Jones served as Product Line Manager for Utilities at SunPower Corporation (Nasdaq: SPWR) until 2010. From 2004 to 2013, Mr. Jones also spent a total of five years working as an Equity Research Analyst in the technology sector at multiple investment banks, including Bank of America (NYSE: BAC) and Citadel Securities (ASX: CGL). In his early career, Mr. Jones worked as a Systems Engineer in industrial automation and robotics. Mr. Jones holds a Bachelor of Science degree in Mechanical Engineering from the University of California, Berkeley, a Master of Science degree in Mechanical Engineering from the University of California, Berkeley, and a Master of Business Administration, with an emphasis on finance and entrepreneurship, from the Haas School of Business at the University of California, Berkeley.
William Shaw is our Chief Commercial Officer, and he has served in that position since May 6, 2019. Mr. Shaw brings more than 15 years of medical device sales and leadership experience to the Company. From

July 2014 until joining the Company, Mr. Shaw worked in different roles at Zimmer Biomet Robotics (NYSE: ZBH) (formerly, Medtech Surgical Inc.), a manufacturer of musculoskeletal products, serving most recently as the Commercial Vice President of Americas for the ROSA® Robotics Platform and Zimmer Biomet mymobility™. In that role, Mr. Shaw’s responsibilities included managing new strategic business units and building new corporate training organization for business units. From February 2014 to July 2014, Mr. Shaw was a regional sales director for Salesforce.com (NYSE: CRM), a cloud-based software-as-a-service company, where he managed the Central Region Small Business Team.
Board Committees
Our Board of Directors has established four standing committees – the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Strategy Committee. Each Committee, other than the Strategy Committee, operates under a charter that has been approved by our Board of Directors. Current copies of the charters of the Audit, Compensation, and Nominating and Governance Committees are posted in the Corporate Governance section of our website at www.eksobionics.com.
Audit Committee
The Audit Committee’s responsibilities include:
•	appointing, evaluating, retaining, approving the compensation of, and assessing the independence of our independent auditor;
•	overseeing the work of our independent auditor, including through the receipt and consideration of certain reports from the independent auditor;
•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and the code of business conduct;
•	discussing our risk management policies;
•	establishing procedures for the receipt and retention of accounting related complaints and concerns;
•	developing and reviewing policies and procedures for reviewing and approving or ratifying related person transactions;
•	meeting independently with our internal audit staff, if any, independent auditors and management; and
•	preparing the Audit Committee Report required by Securities and Exchange Commission rules (which is included on page 25 of this Proxy Statement).
The members of our Audit Committee have been Mr. Stern (Chairman), Mr. Li and Ms. Cloyd, since our 2020 Annual Meeting of Stockholders on December 29, 2020. Prior to that, the members of the audit committee during 2020 were Messrs. Stern (Chairman), Li and Thomas A. Schreck. Our Board of Directors has determined that all members of the Audit Committee are independent, as determined under Rule 10A-3 promulgated under the Exchange Act and as independence for audit committee members is defined by the Nasdaq Marketplace Rules. Our Board of Directors has determined that Mr. Stern is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. The Audit Committee met four times during 2020.
Compensation Committee
The Compensation Committee’s responsibilities include:
•
reviewing and approving (or, when the Compensation Committee deems it appropriate, recommending for approval by our Board of Directors) the compensation of our executive officers, including the Chief Executive Officer and our other executive officers;

•	overseeing the evaluation of our senior executives;
•	reviewing and making recommendations to our Board of Directors with respect to incentive-compensation and equity-based plans that are subject to Board approval;

•
approving tax-qualified, non-discriminatory employee benefit plans (and parallel nonqualified plans) for which stockholder approval is not sought and pursuant to which options or stock may be acquired by our officers, directors, employees or consultants;

•	reviewing and making recommendations to our Board of Directors with respect to director compensation; and
•	overseeing and administering our equity incentive plans.
The members of our Compensation Committee have been Ms. Wallen (Chairman) and Ms. Cloyd, since our 2020 Annual Meeting of Stockholders on December 29, 2020. Prior to that, the members of the Compensation Committee were Mr. Schreck (Chairman) and Ms. Marilyn Hamilton. Our Board of Directors has determined that all members of the Compensation Committee are independent as defined under the Nasdaq Marketplace Rules. The Compensation Committee met two times and acted by unanimous written consent once during 2020.
Our Compensation Committee is responsible for reviewing and approving (or, when the Compensation Committee deems it appropriate, recommending for approval by our Board of Directors) the compensation of our Chief Executive Officer and our other executive officers, including salary and annual cash incentive compensation, and making recommendations to the Board with respect to the long-term equity compensation of our Chief Executive Officer and our other executive officers. The Compensation Committee also periodically reviews and makes recommendations to our Board of Directors with respect to director compensation. If the Compensation Committee deems it appropriate, it may delegate any of its responsibilities to one or more Compensation Committee subcommittees.
The Compensation Committee may, in its sole discretion, retain or obtain the advice of one or more compensation consultants. Our Compensation Committee engaged Compensia Inc. (“Compensia”), as its independent compensation consultant to assist the Compensation Committee in adapting our 2020 executive compensation program to market practices as well as to assist with developing and adjusting our 2020 director compensation program by, among other things, analyzing our cash and equity compensation as compared with that of companies in our approved peer group. Compensia was engaged by and reported solely to the Compensation Committee, and the Compensation Committee had the sole authority to approve the terms of the engagement. Compensia did not provide any services to the Company in 2020 other than the executive compensation consulting services provided to the Compensation Committee. Before engaging Compensia, the Compensation Committee determined that Compensia is independent, after taking into account all relevant factors, including the factors set forth in Rule 10C-1 of the Exchange Act and Nasdaq Marketplace Rule 5605(d)(3).
Although our Compensation Committee considers the advice and recommendations of consultants as to equity grants and other components of our executive compensation program, our Compensation Committee ultimately makes a recommendation about these matters to our Board, which makes the final decision with respect to such grants. In the future, we expect that our Compensation Committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs on an as-needed basis.
Nominating and Governance Committee
The Nominating and Governance Committee’s responsibilities include:
•	identifying individuals qualified to become Board members;
•	recommending to our Board of Directors the persons to be nominated for election as directors and to each of the committees of our Board of Directors;
•	monitoring issues and developments related to matters of corporate governance; and
•	recommending to our Board of Directors, where appropriate, changes in corporate governance principles and practices.
The members of our Nominating and Governance Committee have been Ms. Cloyd (Chairman) and Ms. Wallen since our 2020 Annual Meeting of Stockholders on December 29, 2020. Prior to that, the members of the Nominating and Governance Committee were Mr. Schreck (Chairman) and Dr. Li. Our Board of Directors has determined that all members of our Nominating and Governance Committee are independent as defined under the Nasdaq Marketplace Rules. The Nominating and Governance Committee acted by unanimous written consent once during 2020.
Strategy Committee
The Strategy Committee was formed in April 2021 in light of the Company’s ongoing strategic considerations following its recent financing in February of 2021. The Strategy Committee was formed to provide advice and guidance both to management of the Company and to the Board on matters involving the Company’s business strategy and strategic direction, including capital deployment, development and implementation of programs and projects, and acquisitions of new technologies or products and other business opportunities of strategic importance to the Company, and long-term strategy to identify strategic alternatives to create enhanced value for the Company’s shareholders. The members of the Strategy Committee are Mr. Sherman (Chairman), Mr. Stern and Ms. Wallen.
Director Nominations
The process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, evaluation of the performance on our Board of any existing directors being considered for nomination, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Governance Committee and our Board of Directors.
In considering whether to recommend any particular candidates for inclusion in the slate of director nominees recommended by our Board of Directors, the Nominating and Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, lack of conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Governance Committee will consider the value of diversity in the director nomination process. The Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.
Each of our directors brings significant expertise to the role of director. Below is a summary of the qualifications of each of our directors.

Our Nominating and Governance Committee regularly reviews the composition of our Board of Directors in light of qualifications summarized above to plan for evolution among our board membership and to identify the skills and experience that will align with strategic needs. We are focused on identifying director candidates that not only meet those needs, but also bring new viewpoints to the board of directors by enhancing its diversity of personal backgrounds both generally and as required by California law. For example, while two of our six directors identify as female, the Nominating and Governance Committee is committed to identifying additional gender diverse director candidates that meet the requirements of California Senate Bill 826, which requires public companies headquartered in California and with six or more directors to have at least three female directors by December 31, 2021. Further, our board of directors already meets the standards set by California Assembly Bill 979, which requires us to have one director from underrepresented communities by December 31, 2021 and two by December 31, 2022.
Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names to the Nominating and Governance Committee, c/o Corporate Secretary, 1414 Harbour Way South, Suite 1201, Richmond, California 94804. The Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying the same criteria, as it follows for candidates submitted by others. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting of stockholders.
Stockholders also have the right under our By-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Governance Committee or our Board of Directors, by following the procedures set forth in the second paragraph under the section entitled “Stockholder Proposals” above.
Under our By-laws, our Board of Directors retains the right to fill vacancies without holding a stockholders meeting.
The Nominating and Governance Committee, consistent with its policies and procedures, has evaluated and recommended to our Board of Directors, and a majority of our independent directors, in a vote in which only our independent directors participated, approved for inclusion in the slate of director nominees recommended by our Board of Directors for election at the Meeting, each of the director nominees named in Proposal One.
Board Determination of Independence
Our Board of Directors has determined that all of its members, except Mr. Peurach, our President and Chief Executive Officer and Mr. Sherman, our Chairman, are independent directors under the applicable standards of the SEC and the Nasdaq Marketplace Rules.
In making its independence determinations regarding Dr. Li, our Board of Directors considered Dr. Li’s service as a Senior Analyst at Puissance Capital, and that Puissance Capital is an affiliate of Angel Pond Capital LLC (“Angel Pond”), which we have engaged as a consultant to assist with strategic positioning in the Asia Pacific region. As described in more detail under the heading “Certain Relationships and Related Party Transactions – Transactions with Related Persons” below, we made certain payments to Angel Pond in 2018 and 2019. However, Dr. Li is not employed by nor actively engaged in the management of Angel Pond, nor does he have any equity ownership interest in Angel Pond. Our Board of Directors is also not aware of any other factors that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment by Dr. Li in carrying out his responsibilities as a director. Accordingly, our Board of Directors concluded that Dr. Li is independent.
Communicating with the Independent Directors
Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the committee charters, the Chairman of the Board (if an independent director), the lead independent director (if one has been elected), or otherwise the Chairman of the Nominating and Governance Committee shall, subject to advice and assistance from our outside legal advisors, (1) be primarily responsible for monitoring communications from stockholders and other interested parties, and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate. Stockholders who wish to send communications on any topic to our Board of Directors should address such communications to our Board of Directors, c/o Corporate Secretary, 1414 Harbour Way South, Suite 1201, Richmond, California 94804.

Board Meetings and Attendance
Our Board met thirteen times and acted by unanimous written consent three times during 2020. Each director serving during 2020 attended at least 75% of the aggregate number of Board meetings (held during the period for which he or she was a director) and the number of meetings held by all committees on which he or she served (during the period that he or she served). All of the current directors attended the 2020 Annual Meeting of Stockholders.
Involvement in Legal Proceedings
No director or associate of a director is involved in any material proceeding as a party adverse to the Company or with a material interest adverse to the Company.
Family Relationships
There are no family relationships among the Company’s directors or executive officers.
Code of Ethics
The Company has adopted a Code of Ethics which is applicable to all directors, officers and employees of the Company. The Professional Conduct and Ethics Policy is available on our website at https://ir.eksobionics.com/governance-docs. In addition, we intend to post on our website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the code.
Board Leadership Structure
The Company does not have a formal policy regarding the separation of its Chairman of the Board and Chief Executive Officer positions. However, the Nominating and Governance Committee of our Board of Directors has determined that the roles of Chairman of the Board and Chief Executive Officer should be separated at the current time. Mr. Sherman currently serves as Chairman of our Board of Directors and has since December 29, 2020. Previously, he was Chairman of the Board of Directors from January 2014, until he began as Executive Chairman on October 30, 2018. Mr. Peurach has served as our Chief Executive Officer since March 9, 2018, prior to which he served as a director of the Company.
Mr. Sherman’s duties include chairing meetings of our Board of Directors, facilitating communication between other members of our Board and the Chief Executive Officer, preparing or approving the agenda for regular Board meetings, determining the frequency and length of regular Board meetings and recommending when special meetings of our Board should be held, and reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our Board.
The Nominating and Governance Committee believes that separating the roles of Chairman of the Board and Chief Executive Officer increases the independent oversight of the Company, provides our Chief Executive Officer with an experienced sounding board and enhances the independent and objective assessment of risk by our Board of Directors.
Role of Board in Risk Oversight
The responsibility for the day-to-day management of risk lies with the Company’s management, while our Board of Directors is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with our overall corporate strategy. Material risks that management identifies are discussed and analyzed with our Board of Directors. However, in addition to our Board of Directors, the committees of the Board consider the risks within their areas of responsibility. The Audit Committee oversees the risks associated with the Company’s financial reporting and internal controls, as well as general business and operating risks. The Compensation Committee oversees the risks associated with the Company’s compensation practices for its employees. The Nominating and Governance Committee oversees the risks associated with the Company’s overall governance, corporate compliance policies and its succession planning process to ensure that we have a slate of qualified candidates for key management positions that may become open in the future. Each committee reports to our Board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full Board discuss particular risks.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Person Transactions
It is the Company’s policy that each executive officer, director and nominee for election as director delivers to the Company annually a questionnaire that includes, among other things, a request for information relating to any transactions in which both the executive officer, director or nominee, or their family members, and the Company participates, and in which the executive officer, director or nominee, or such family member, has a material interest. Our Board of Directors reviews all such transactions reported to it by an executive officer, director or nominee in response to the questionnaire, or that are brought to its attention by management or otherwise. After review, the disinterested directors approve, ratify or disapprove such transactions. Management also updates our Board of Directors as to any material changes to proposed transactions as they occur. This policy is not in writing but is followed consistently by our Board of Directors.
Transactions with Related Persons
SEC rules require us to disclose any transaction since the beginning of our last fiscal year or currently proposed transaction in which we are a participant and in which any related person has or will have a direct or indirect material interest and in which the amount involved exceeds $120,000. A related person is any executive officer, director, nominee for director, or holder of more than 5% of our common stock (which we refer to as a “5% stockholder”), or an immediate family member of any of those persons. Except as described below, during 2019, we were not a party to any transaction where the amount involved exceeded $120,000 and in which an executive officer, director, director nominee or 5% stockholder (or their immediate family members) had a material direct or indirect interest.
Transactions with Puissance Capital Management and Affiliates
Dr. Wang, one of our directors in 2020, is the founder, general partner and Chief Investment Officer of Puissance Capital, which is an affiliate of Puissance Cross-Border Opportunities II LLC, one of our largest stockholders. Prior to Dr. Wang’s appointment to our Board of Directors, the Company entered into a consulting agreement with Angel Pond, an entity solely owned and managed by Dr. Wang and affiliated with Puissance Capital, in July 2017.
The Angel Pond consulting agreement had an initial term of one year. It was allowed to continue after its initial term and currently remains in effect. The consulting agreement may be terminated by either us or Angel Pond at any time upon five days’ notice. Under the Angel Pond consulting agreement, Angel Pond assists us with business development activities related to the sale of our products in the Asia Pacific region. Specifically, Angel Pond advises us with respect to (a) strategic positioning in the Asia Pacific region, (b) strategic partnerships with respect to sales and the commercial aspects of our business in the Asia Pacific region, and (c) strategic partnerships with suppliers and manufacturers. We have agreed to pay Angel Pond a fixed consulting fee of $3,150,000 for the services provided under the consulting agreement. Of this amount, $2,150,000 was paid to Angel Pond in 2017 and $1,000,000 (“AP Contingent Payment”) is due upon consummation of a China joint venture. As previously reported, in connection with the determination by the Committee on Foreign Investments in the United States in respect of our previously-announced joint venture (“China JV”) with Zhejiang Youchuang Venture Capital Investment Co., Ltd. and Shaoxing City Keqiao District Paradise Silicon Intelligent Robot Industrial Investment Partnership (Limited Partnership) (together, the “China JV Partners”), we entered into a National Security Agreement with the China JV Partners, which among other things requires that we terminate the China JV. Accordingly, we do not currently expect to pay the AP Contingent Payment to Angel Pond. Under the Angel Pond consulting agreement, we also paid $30,000 to Angel Pond for the year ended December 31, 2019 in connection with consulting services provided by Angel Pond, which was in addition to the originally agreed-upon fixed fee arrangement in the Angel Pond consulting agreement.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning the total compensation paid or accrued by us during the last two fiscal years to our named executive officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Jack Peurach President and Chief Executive Officer	2020	275,000	82,500	97,519	—	—	9,224	464,243
	2019	275,000	—	—	385,604	—	—	660,604

John F. Glenn Chief Financial Officer	2020	275,000	44,000	29,441	—	—	13,000	361,441
	2019	275,000	—	—	116,408	—	6,016	397,424
William Shaw(3) Chief Commercial Officer	2020	275,000	117,388	35,880	—	—	9,750	438,018
(1)
The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of stock or stock options, as applicable, granted during the year computed in accordance with the provisions of FASB ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in Note 14 to our financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2019 and 2020.

(2)	This amount represents employer matching contribution made under our 401(k) retirement plan, paid in the form of shares of our Common Stock.
(3)	Mr. Shaw was appointed our Chief Commercial Officer on May 6, 2019.

Outstanding Equity Awards at December 31, 2020
The following table sets forth certain information concerning unexercised stock options held by our named executive officers as of December 31, 2020.
		OPTION AWARDS				STOCK AWARDS
	Option Awards Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan: Number of Shares or Units of Stock That Have Not Yet Vested (#)	Equity Incentive Plan: Market Value of Shares or Units of Stock That Have Not Yet Vested ($)
Jack Peurach	1,452	—	—	48.30	1/18/2022	—	—
Jack Peurach	477	—	—	105.00	1/15/2024	—	—
Jack Peurach	619	—	—	85.50	5/24/2026	—	—
Jack Peurach	1,667	—	—	34.05	7/5/2027	—	—
Jack Peurach	34,375	15,625(1)	—	27.30	8/6/2028	—	—
Jack Peurach	14,355	38,645(2)	—	9.15	11/6/2029	—	—
Jack Peurach	—	—(5)	—	—	—	26,500	2.76
John F. Glenn	15,556	11,111(3)	—	40.20	8/31/2028	—	—
John F. Glenn	4,334	11,666(2)	—	9.15	11/6/2029	—	—
John F. Glenn	—	—(5)	—	—	—	8,000	2.76
William Shaw	12,667	19,333(4)	—	20.55	5/29/2029	—	—
William Shaw	5,237	14,097(2)	—	9.15	11/6/2029	—	—
William Shaw	—	—(5)	—	—	—	9,750	2.76
(1)	Option became exercisable as to 25% of the total number of shares on March 9, 2019, and thereafter as to 1/36th of the remaining shares in equal monthly installments for 36 months.
(2)
Option became exercisable as to 1/48th of the total number of shares on December 6, 2019, and will continue to vest as to 1/48th of the number of shares in equal monthly installments on the same day of each month thereafter.

(3)
Option became exercisable as to 25% of the total number of shares on August 31, 2019, and will continue to vest as to 1/48th of the number of shares in equal monthly installments for 36 months on the same day of each month thereafter.

(4)
Option became exercisable as to 25% of the total number of shares on May 6, 2020, and will continue to vest as to 1/48th of the number of shares in equal monthly installments for 36 months on the same day of each month thereafter.

(5)
Restricted stock award vesting April 1, 2020 vesting as to 25% of the total number of stock awarded, and thereafter as to 1/4th of the remaining award in equal in installments annually on November 15 of each following year.

Employment Agreements; Change in Control and Post-Termination Severance Benefits
Jack Peurach, our President and Chief Executive Officer
Pursuant to his employment agreement, Mr. Peurach’s annual base salary is $275,000 and is subject to increase as determined by our Board of Directors. Mr. Peurach is eligible to receive an annual bonus with a target bonus amount of 75% of his annual base salary, all or a portion of which may, at the discretion of our Board of Directors, be based on the achievement of certain operational, financial or other milestones established by our Board of Directors.
Mr. Peurach is entitled to receive perquisites and other fringe benefits that may be provided to, and will be eligible to participate in any other bonus or incentive program established by us, for our executives. Mr. Peurach and his dependents will also be entitled to participate in any of our employee benefit plans subject to the same terms and conditions applicable to other employees. Mr. Peurach will be entitled to be reimbursed for all reasonable travel, entertainment and other expenses incurred by him for the purpose of conducting our business, in accordance with our policies.
If Mr. Peurach is terminated by us without cause, subject to his signing a general release (a) Mr. Peurach will receive continued payment of his base salary for nine months as severance, and (b) we will also pay Mr. Peurach’s COBRA premiums equivalent to the employer contribution cost of his continued participation in our group health, dental, and vision insurance plan ("COBRA Benefits") for the duration of the nine-month severance period.

If there is a change of control during Mr. Peurach’s employment, and if he is terminated without cause within twelve months following that change of control, we will provide Mr. Peurach with (a) continued payment of base salary for nine months; (b) the target bonus amount prorated for the nine-month severance period; (c) continuation of or reimbursement for COBRA Benefits; and (d) acceleration of all unvested equity, subject to his signing a general release.
John F. Glenn, our Chief Financial Officer
Pursuant to Mr. Glenn’s employment agreement, his annual base salary is $275,000 and is subject to increase as determined by our Board of Directors. In addition, Mr. Glenn is eligible to receive an annual bonus with a target bonus amount of 40% of his annual base salary, all or a portion of which may, at the discretion of our Board of Directors, be based on the achievement of certain operational, financial or other milestones established by our Board of Directors.
Mr. Glenn is also entitled to receive perquisites and other fringe benefits that may be provided to, and will be eligible to participate in any other bonus or incentive program established by us, for our executives. Mr. Glenn and his dependents will also be entitled to participate in any of our employee benefit plans subject to the same terms and conditions applicable to other employees. Mr. Glenn is entitled to be reimbursed for all reasonable travel, entertainment and other expenses incurred by him for the purpose of conducting our business, in accordance with our policies.
If Mr. Glenn is terminated by us without cause, subject to his signing a general release (a) Mr. Glenn will receive continued payment of his base salary for nine months as severance, and (b) we will also pay Mr. Glenn’s COBRA premiums equivalent to the employer contribution cost of his continued participation in COBRA Benefits for the duration of the nine month severance period.
If there is a change of control during Mr. Glenn’s employment, and if he is terminated without cause within one-year following that change of control, we will provide Mr. Glenn with (a) continued payment of base salary for nine months; (b) the target bonus amount prorated for the nine-month severance period; (c) continuation of or reimbursement for coverage under COBRA benefits; and (d) acceleration of all unvested equity, subject to his signing a general release.
William Shaw, our Chief Commercial Officer
Pursuant to his employment agreement, Mr. Shaw’s annual base salary is $275,000, subject to increase as determined by our Board of Directors. In addition, Mr. Shaw is eligible to participate in our annual Short Term Incentive program to receive an annual bonus with a target bonus amount of $250,000, all or a portion of which may, at the discretion of our Board of Directors, be based on the achievement of certain operational, financial or other milestones established by our Board of Directors.
Mr. Shaw is also entitled to receive perquisites and other fringe benefits that may be provided to, and is eligible to participate in any other bonus or incentive program established by us, for our executives. Mr. Shaw and his dependents will also be entitled to participate in any of our employee benefit plans subject to the same terms and conditions applicable to other employees. Mr. Shaw is entitled to be reimbursed for all reasonable travel, entertainment and other expenses incurred by him for the purpose of conducting our business, in accordance with Company policies.
2020 Short-Term Incentive Plan
Our 2020 short-term incentive plan was designed to provide cash bonus awards to certain of our executive officers, and is based on the achievement of goals related to corporate performance in 2020.
The amount of the cash bonus that Messrs. Peurach and Glenn were eligible to receive is based on a predetermined target percent of base salary. The annual cash incentive award target levels for Messrs. Peurach and Glenn were 75% and 40%, respectively, of their annual base salaries for 2020. Payment of cash bonuses for Messrs. Peurach and Glenn under the 2020 short-term incentive plan was based upon achievement of at least 40% of corporate goals related to revenues, product costs and operations, cash consumption, strategic initiatives and financing activity. In determining whether corporate goals are achieved, the Compensation Committee of our Board of Directors may consider any factors and achievements it deems appropriate, and has discretionary authority to make adjustments, including the ability to make additional awards based on company-wide or an individual executive officers’ performance and to increase or decrease the level of awards that our executive officers receive in conjunction with their performance against the targets and also based upon our cash resources. Based on its evaluation of company-wide performance for 2020, the Compensation Committee of our Board of Directors recommended that 40% of bonus targets be awarded for applicable milestone achievements in 2020, such that Messrs. Peurach and Glenn would receive $82,500 and $44,000, respectively, and the committee's recommendation was adopted by the full Board of Directors.
Mr. Shaw’s short-term incentive plan award for 2020 was determined separately from our other named executive officers. In order to more closely tie his service as Chief Commercial Officer to the Company’s commercial results, Mr. Shaw was entitled to a target award of $56,250 per quarter based on achievement of target revenues from our EksoHealth segment for such quarter, for a total target award of $225,000 for the year (representing 82% of his annual base salary). Mr. Shaw was eligible to receive a quarterly award if at least 80% of target EksoHealth revenue was achieved for such quarter, with the payout of his award equal to his target quarterly award multiplied by the percentage achievement of target revenues for such quarter, up to a maximum of 125% of his target quarterly award. Revenues for the EksoHealth segment were less than 80% of target for the first and fourth quarters of 2020 (such that Mr. Shaw was not eligible for a bonus for such quarters), were 112% of target for the second quarter of 2020 (such that Mr. Shaw was awarded $63,012 for such quarter), and were 97% of target for the third quarter of 2020 (such that Mr. Shaw was awarded $54,376 for such quarter). Accordingly, Mr. Shaw received a total of $117,388 in incentive awards based on the Company’s achievement of its quarterly EksoHealth revenue targets in 2020.
Equity Awards
The Company currently maintains one equity compensation plan, the Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”), which provides for the issuance of stock options to directors, officers, employees and key consultants of the Company and its affiliates.
Overview. The purposes of the 2014 Plan are (a) to attract and retain the best available personnel for positions of substantial responsibility, (b) to provide incentives to individuals who perform services for the Company, and (c) to promote the success of the Company’s business.
Administration. The 2014 Plan is administered by our Board of Directors, or different committees as may be established from time to time. Subject to the terms of the 2014 Plan, the 2014 Plan administrator may select participants to receive awards, determine fair market value of our shares, determine the types of awards and terms and conditions of awards and interpret provisions of the 2014 Plan, to institute an exchange program (without stockholder approval) pursuant to which outstanding awards may be surrendered or cancelled in exchange for awards of the same type (which may have lower exercise prices and different terms), awards of a different type, and/or cash (except that the administrator may not, without stockholder approval, reprice any options or stock appreciation rights (“SARs”), or pay cash or issue new options or SARs in exchange for the surrender and cancellation of outstanding options or SARs), modify awards granted under the 2014 Plan, and make all other determinations deemed necessary or advisable for administering the 2014 Plan.
Eligibility and Share Limitations. Awards may be made under the 2014 Plan to our key employees, directors and consultants as determined by the Board of Directors in its discretion to be in our best interests, provided that only employees shall be eligible to receive incentive stock options. Accordingly, each member of the Board and each executive officer has an interest in this proposal, however, the future awards that would be received under the 2014 Plan by our executive officers and other service providers are discretionary and are therefore not determinable at this time. As of November 5, 2020, there were approximately 46 employees, a de minimis number of consultants and five non-employee directors of the Company and its subsidiaries who were eligible to receive grants under the 2014 Plan.
Amendment or Termination of the 2014 Plan. Unless terminated earlier, the 2014 Plan shall terminate on the 10th anniversary of the date the 2014 Plan was approved by the Company’s Board of Directors, or April 15, 2025. The Board of Directors may terminate or amend the 2014 Plan at any time and for any reason, in its discretion. However, no amendment may adversely impair the rights of grantees with respect to outstanding awards. Amendments will be submitted for stockholder approval to the extent required by the Code or other applicable laws, rules or regulations.

Performance Criteria. The 2014 Plan administrator may use one or more key business criteria to measure Company, affiliate, and/or business unit performance for a performance period in order to establish performance goals and awards.
Dividends or Dividend Equivalents for Performance Awards. Notwithstanding anything to the foregoing herein, the right to receive dividends, dividend equivalents or distributions with respect to a performance award will only be granted to a participant if and to the extent that the underlying award is earned.
Effect of Change in Control. The 2014 Plan administrator will determine the treatment of any outstanding award upon the occurrence of a change in control, including that each award will be assumed or an equivalent option or right substituted by any successor corporation. The 2014 Plan administrator will not be required to treat all awards similarly in any transaction. In the event that any successor corporation does not assume or substitute for the any outstanding award, such awards will become fully vested (except that performance awards will become vested to the extent of actual achievement of the performance goals or pro-rata to the extent of deemed achievement) and exercisable for such period of time that the 2014 Plan administrator determines in its discretion. Additionally, the administrator may, but is not required, to fully vest any outstanding award upon the occurrence of a change in control.
Forfeiture Provisions. The 2014 Plan administrator may provide by rule or regulation or in any award agreement, or may determine in any individual case, the circumstances in which awards shall be paid or forfeited in the event a participant ceases to be employed by us, or to provide services to us, prior to the end of a performance period, period of restriction or the exercise, vesting or settlement of such award. Except as set forth for options, generally awards will be forfeited if not earned or vested upon termination, unless otherwise provided for in an award agreement.
Adjustments for Stock Dividends and Similar Events. The 2014 Plan administrator will make appropriate adjustments in outstanding awards and the number of shares of common stock available for issuance under the 2014 Plan, including the individual limitations on awards, to reflect dividends, splits, extraordinary cash dividends and other similar events.
Equity Compensation Plan Information
Information, as of December 31, 2020, regarding equity compensation plans approved and not approved by stockholders is summarized in the following table:
Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,879,656	$13.79	1,112,713
Equity compensation plans not approved by security holders	—	—	—
Total	1,879,656	$13.79	1,112,713
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1,000,000 on the amount that can be deducted in any one year for compensation paid to certain executive officers but previously contained an exception for certain performance- based compensation. The Tax Cuts and Jobs Act, signed into law in December 2017, eliminates the performance-based compensation exception to the Section 162(m) deduction limit and such exception will no longer apply to awards granted under our stock plan and annual incentive plan for the 2018 tax year and later, unless it qualifies for transitional relief available to certain arrangements in place as of November 2, 2017. While our Compensation Committee is mindful of the benefits to us of the deduction permitted under Section 162(m) and takes the relevant deduction limit into account when structuring and approving awards under our annual incentive plan and our equity incentive plan, the Compensation Committee believes that it should not be strictly constrained by the requirements of

Section 162(m) where those requirements would impair our flexibility to compensate our executive officers in a manner that best promotes our objectives of attracting and retaining executive talent. Accordingly, our Compensation Committee may approve compensation that is not fully deductible.
Rule 10b5-1 Sales Plans
None of our directors or executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they would provide instructions to a broker to sell shares of our common stock upon grant of stock options to them or the vesting of restricted stock units previously granted to them in order to satisfy the withholding tax obligations arising from such event. Under such Rule 10b5-1 plans, a broker executes trades on a best execution basis, without further direction from such directors and executive officers. If adopted, the director or executive officer would be permitted to amend or terminate the 10b5-1 plan only under specified circumstances.

DIRECTOR COMPENSATION
The following table sets forth compensation earned by our directors serving during 2020, other than Jack Peurach, our Chief Executive Officer:
Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)(1)	Option Awards ($)(1)	Total ($)
Steven Sherman(2)	100,000	76,537	69,894	246,431
Stanley Stern	50,000	53,009	36,960	139,969
Rhonda A. Wallen(3)	—	—	—	—
Mary Ann Cloyd(3)	—	—	—	—
Charles Li, Ph. D.	47,500	53,009	36,960	137,469
Thomas Schreck(3)	62,500	53,009	36,960	152,469
Marilyn Hamilton(3)	40,000	53,009	36,960	129,969
Ted Wang, Ph. D.(4)	35,000	53,009	36,960	124,969
(1)	Option awards outstanding at December 31, 2020, for each of the listed directors are as follows:
Name	Options (#)	RSUs(#)
Steven Sherman	51,212	13,334
Stanley Stern	16,025	7,383
Rhonda A. Wallen	—	—
Mary Ann Cloyd	—	—
Charles Li, Ph. D.	14,334	7,383
Thomas Schreck	11,150	7,383
Marilyn Hamilton	16,049	7,383
Ted Wang, Ph. D.	14,334	7,383
(2)
Steven Sherman’s compensation was for services provided as Executive Chairman in accordance with his offer letter as described below. On January 16, 2020, our Board of Directors approved a grant of an option for 16,667 shares of our common stock to Steven Sherman, and a grant of 13,334 RSUs.

(3)
Thomas Schreck and Marilyn Hamilton’s service as directors of the Company ended, and Rhonda A. Wallen and Mary Ann Cloyd’s service commenced, at the 2020 Annual Meeting of Stockholders on December 29, 2020.

(4)	Dr. Wang resigned from our Board of Directors effective February 28, 2021.
Discussion of Director Compensation
The Compensation Committee of our Board of Directors believes that our director compensation program should promote total value creation for the Company and our stockholders and create alignment between the long-term interests of our directors and the long-term interests of our stockholders. At the same time, we believe that our director compensation program should provide a reasonable reward to our directors for the services they perform and should be reflective of the amount of effort and time required of each individual director, based on his or her role and responsibilities and participating in committees.
Non-employee directors’ compensation is generally determined and awarded by our Board of Directors based on the recommendations of our Compensation Committee. Our Compensation Committee is responsible for, among other things, reviewing, evaluating and designing our director compensation program. In 2021, our Compensation Committee retained Compensia to make recommendations with respect to our director compensation policies, with the purpose of both aligning the Company with our peer group and the long-term interests of our directors and our stockholders. Effective April 13, 2021, based on recommendations by our Compensation Committee in consideration of input from Compensia, our Board of Directors approved the following amounts of annual retainer received by members and chairs of our Board of Directors, Audit Committee, Compensation Committee and Nominating and Governance Committee, excluding employee directors.
	Member ($)	Chair ($)(1)
Board of Directors	35,000	70,000
Audit Committee	7,500	15,000
Compensation Committee	5,000	10,000
Nominating and Governance Committee	5,000	10,000
Strategy Committee	15,000	30,000
(1)
Under the program approved effective April 13, 2021, the Chairs of each committee of our Board of Directors receive the fees indicated under this column inclusive of the fee they receive as the member of our Board of Directors or the applicable committee.

In order to conserve cash, we are offering our non-employee directors the choice to elect to take all or a portion of their annual retainers in the form of stock awards, in lieu of cash. Non-employee directors will be required to elect cash or stock payment by April 30, 2021 for this year, and by the end of January for subsequent years. The portion of a non-employee director’s annual retainer they have elected to be comprised of stock will be fully vested and issued at the date of grant and paid quarterly for the services provided in that quarter. The amount of stock issuable in lieu of cash retainer fees will be calculated based off of the average of the closing prices for the Company’s common stock as quoted on the Nasdaq Capital Market for the 30 trading days up to and including the end of the applicable quarter.
In addition, at each annual meeting of stockholders, our non-employee directors are entitled to an annual grant of restricted stock units with an approximate value of $100,000, with the exact number of restricted stock units to be calculated based off of the average of the closing prices for the Company’s common stock as quoted on the Nasdaq Capital Market for the 30 trading days up to and including the date of the annual meeting. These restricted stock units will vest and settle at the earlier of (i) the date of the next annual meeting of stockholders or (ii) the one-year anniversary of the grant date.
This compensation policy updates our similar policies in place for 2020. However, because no annual grants were made to our non-employee directors in 2019, on January 16, 2020, our Board of Directors approved the grant of an option for 9,100 shares of our common stock to each of our non-employee directors in consideration of their services rendered in 2019, with an approximate grant date fair value of $37,000. In addition, on July 23, 2020, in light of the delay in our annual meeting for 2020, our Board of Directors granted 7,383 restricted stock units to each of our non-employee directors as his or her annual grant for 2020, with an approximate grant date fair value of $53,009.
On October 30, 2018, Mr. Sherman accepted, an offer letter from the Company pursuant to which he would serve as our Executive Chairman with an annual base salary of $100,000, payable in accordance with our standard payroll practices. Under his offer letter, Mr. Sherman was also eligible for standard benefits, including medical insurance, according to our standard policy, and he was also granted an option for 26,667 shares of our common stock, which vests as to 3,334 shares each quarter commencing on January 30, 2019. On January 16, 2020, our Board of Directors approved of an additional award of 16,667 options and 13,334 RSUs in respect of his continued service as Executive Chairman. As a result of this compensation, we considered Mr. Sherman, along with Mr. Peurach, to be one of our “employee directors” for 2020, and Mr. Sherman was therefore not entitled to the compensation applicable to our non-employee directors as described above. Effective December 29, 2020, our Board of Directors changed Mr. Sherman’s title from Executive Chairman to Chairman. On the recommendation of the Compensation Committee, his compensation as "employee director" as described in his offer letter was terminated effective April 13, 2021, and he became entitled to the compensation program applicable to our other non-employee directors described above.

AUDIT-RELATED MATTERS
Audit Committee Report
The Audit Committee is composed of three Directors: Mr. Stern (Chairman), Dr. Li and Ms. Cloyd, each of whom meets the independence and other requirements of the Nasdaq Stock Market. Mr. Stern qualifies as “audit committee financial experts” within the meaning of Item 407(d)(5) of SEC regulation S-K. The Audit Committee has the responsibilities set out in its charter, which has been adopted by our Board of Directors and is reviewed annually. A copy of the Audit Committee’s charter can be found on our website.
Management is primarily responsible for the Company’s financial statements, including the Company’s internal control over financial reporting. OUM & Co., LLP (“OUM”), the Company’s independent auditor, is responsible for performing an audit of our annual consolidated financial statements in accordance with generally accepted accounting principles and for issuing a report on those statements. OUM also reviews the Company’s interim financial statements in accordance with applicable auditing standards. The Audit Committee oversees the Company’s financial reporting process and internal control structure on behalf of our Board of Directors. In addition, the Audit Committee is responsible for appointing the independent registered public accounting firm and reviewing the services performed by the Company’s independent registered public accounting firm.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and OUM the audited consolidated financial statements for the year ended December 31, 2020, including Management’s Discussion and Analysis.
The Audit Committee has discussed with OUM the matters required to be discussed by Statement on Auditing Standards No. 1301, as amended. In addition, the Audit Committee has received the written disclosures and the letter from OUM required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with OUM their independence relative to the Company, including whether the provision of their services is compatible with maintaining OUM’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements for the year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
Stanley Stern, Chairman
Charles Li, Ph.D.
Mary Ann Cloyd

Audit Fees and Services
The following table sets forth the aggregate fees billed by OUM for the following services during 2020 and 2019:
	Year ended December 31,
Description of Service	2020	2019
Audit Fees(1)	$313,472	$261,784
Audit-Related Fees(2)	49,167	65,628
Tax Fees(3)	29,000	28,155
All Other Fees	—	—
Total Fees	$391,639	$355,567
(1)
Audit Fees consist of fees for audit of the Company’s annual financial statements for the respective year, reviews of the Company’s quarterly financial statements, services provided in connection with statutory and regulatory filings and audit of the Company’s internal controls over financial reporting.

(2)	Audit-Related Fees consist of fees for accounting consultations.
(3)	Tax Fees consist of fees for tax compliance and tax advice and planning services.
Audit Fees
Audit fees are fees related to professional services rendered in connection with the audit of our annual financial statements included in our annual report on Form 10-K, the reviews of the interim financial statements included in each of our quarterly reports on Form 10-Q, the reviews of financial statements included in any registration statements we file with the SEC and other professional services provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements.
Audit-Related Fees
Audit-related fees are fees for assurance and related services that are reasonably related to performance of the audit and review of financial statements, and which are not reported under “Audit Fees.”
Tax Fees
Tax fees are fees for professional services for tax compliance, tax advice and tax planning services.
All the foregoing accountant services and fees were pre-approved by our Audit Committee in accordance with the policies and procedures described under “Policy for Approval of Services” below.
Policy for Approval of Services
The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all audit and permitted non-audit services to be performed for the Company by the independent auditors. The fees paid to the independent auditors that are shown in the chart above for 2020 were approved by the Audit Committee in accordance with the procedures described below.
The Audit Committee reviews and approves all audit and non-audit services proposed to be provided by OUM or other firms, other than de minimis non-audit services which may instead by preapproved in accordance with applicable SEC rules.
There were no audit or non-audit services provided to the Company for the fiscal year ended December 31, 2020 that were not approved by the Audit Committee.

MATTERS TO BE VOTED ON

PROPOSAL ONE - ELECTION OF DIRECTORS
The By-laws of the Company provide that the number of directors of the Company shall be not less than one, with the exact number to be fixed by our Board of Directors from time to time. Our Board of Directors has fixed the number of directors at six.
Each nominee below has consented to serve if elected and, if so elected, will serve until the next annual meeting of stockholders and until his or her successor is elected and qualified. In the event that any nominee becomes unable to serve prior to the Meeting, our Board of Directors may designate a replacement nominee, and if you would otherwise be entitled to vote on such nominee, then your proxy will be voted for such replacement. It is not presently contemplated that any of the nominees will be unable to or unwilling to serve as directors.
Vote Required
A plurality of votes cast will be required to elect each director nominee. If you vote “Withhold” with respect to one or more nominees your shares will not be voted with respect to the person or persons indicated. Directions to “Withhold” and Broker Non-Votes will have no effect on the outcome of this proposal.
The Company’s Board of Directors recommends a vote FOR the election of the nominees below for election as director.
Nominees for election at the Meeting
1.	Steven Sherman
2.	Jack Peurach
3.	Charles Li, Ph.D.
4.	Stanley Stern
5.	Mary Ann Cloyd
6.	Rhonda A. Wallen

PROPOSAL TWO – NON-BINDING, ADVISORY VOTE TO APPROVE COMPENSATION OF
NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Exchange Act requiring that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.
The Compensation Committee of our Board of Directors believes that the objectives of our executive compensation program, as they relate to our named executive officers, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, the Compensation Committee believes that our executive compensation program, as it relates to our named executive officers, achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance and promotes an alignment between the interests of our named executive officers and our stockholders.
In 2018, our stockholders recommended that the advisory vote on executive compensation be held every year. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers.
Vote Required
This vote is advisory, which means that the vote on the compensation of our named executive officers is not binding on us, our Board of Directors or the Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a significant vote against our named executive officers’ compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address our stockholders’ concerns. The affirmative vote of a majority of the votes cast by the holders of common stock is required for approval of the compensation of our named executive officers. Abstentions and Broker Non-Votes will have no effect on the outcome of this proposal.
Accordingly, our Board of Directors recommends that stockholders vote “FOR” the following resolution at the Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation Tables and other related disclosure.”

PROPOSAL THREE – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee of our Board of Directors has appointed the firm of OUM & Co., LLP as our independent auditors for the fiscal year ending December 31, 2021. Although stockholder approval of the Audit Committee’s selection of OUM & Co., LLP is not required by law, the Audit Committee believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Meeting, the Audit Committee will reconsider this appointment.
Representatives of OUM & Co., LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.
Vote Required
The proposal to ratify OUM & Co., LLP as our independent auditors for the year ending December 31, 2021 will be approved if it is approved by the affirmative vote of the holders of a majority of the votes cast on the matter. Abstentions will have no effect on the outcome of this proposal. As this proposal is a “routine” item, if you hold your shares through a bank or a broker and you do not provide instructions to your bank or broker, we believe that your bank or broker will cast a Broker Discretionary Vote in favor of this proposal.
Our Board of Directors recommends a vote FOR the ratification of the selection of OUM & Co., LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021.

OWNERSHIP OF OUR COMMON STOCK
The following table sets forth the number of outstanding shares of our common stock beneficially owned by (1) each of our current directors and director nominees, (2) each of our named executive officers that are not directors, (3) all of our directors and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding voting shares. We have determined the beneficial ownership shown on this table in accordance with the rules of the SEC. Under those rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after April 14, 2021 (the “Determination Date”) are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them. Except as otherwise indicated in the accompanying footnotes, beneficial ownership is shown as of the Determination Date.
Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class(1)
Directors and Director Nominees
Charles Li, Ph.D.	15,469(2)	*
Jack Peurach	78,758(3)	*
Steven Sherman	80,019(4)	*
Stanley Stern	17,877(5)	*
Mary Ann Cloyd	—	—
Rhonda A. Wallen	—	—

Named Executive Officers (other than those who are also directors)
John F. Glenn	27,869(6)	*
William Shaw	27,167(7)	*
All current directors and executive officers as a group (9 persons)(8)	262,893	*
*	Represents less than 1%.
(1)	Applicable percentage ownership is based on 12,654,994 shares of common stock outstanding as of April 14, 2021.
(2)	Consists of (i) options to purchase 13,709 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date, (ii) 1,760 shares of common stock.
(3)
Consists of (i) options to purchase 64,715 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date, and (ii) 8,833 restricted stock units currently vested or vesting within 60 days after the Determination Date, and (iii) 5,210 shares of common stock.

(4)
Consists of (i) options to purchase 44,962 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date, (ii) 8,334 restricted stock units currently vested or vesting within 60 days after the Determination Date, and (iii) 26,723 shares of common stock.

(5)	Consists of options to purchase (i) 16,025 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date and (ii) 1,852 shares of common stock.
(6)
Consists of options to purchase (i) 24,889 shares of common stock currently exercisable or exercisable within 60 days of the Determination Date, (ii) 2,667 restricted stock units currently vested or vesting within 60 days after the Determination Date, and (iii) 313 shares of common stock.

(7)
Consists of options to purchase (i) 23,917 shares of common stock currently exercisable or exercisable within 60 days of the Determination Date, (ii) 3,250 restricted stock units currently vested or vesting within 60 days after the Determination Date, and (iii) 0 shares of common stock.

(8)	Consists of (i) options to purchase 201,579 shares of common stock currently exercisable or exercisable within 60 days of the Determination date, and (ii) 36,060 shares of common stock.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and beneficial owners of more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC.
SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year or prior fiscal years. To our knowledge, based solely on our review of the copies of such reports received by us or written representations from certain reporting persons that no Form 5s were required for such persons, we believe that during 2020, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% beneficial owners were complied with on a timely basis, except that Combest Development (Hong Kong) LTD had one late filing reporting a total of one transaction.
OTHER MATTERS
Our Board of Directors does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. Our Board of Directors knows of no matter to be acted upon at the meeting that would give rise to appraisal rights for dissenting stockholders.
It is important that the proxies be submitted promptly and that your shares are represented at the Meeting. Stockholders are urged to vote their shares. See “Important Information about the Annual Meeting and Voting” for instructions on how to vote your shares.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until the applicable cut-off date and time. For holders of record and holders the cut-off date and time is June 9, 2021 at 11:59 p.m. For 401(k) holders, the cut-off date and time is June 3, 2021 at 11:59 p.m. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EKSO2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until the applicable cut-off date and time. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Broadridge must receive the proxy card no later than the applicable cut-off date and time, for your proxy to be valid and your vote to count.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D49618-P55029 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EKSO BIONICS HOLDINGS, INC.

The Board of Directors recommends you vote FOR Proposals One through Three below:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Steven Sherman
02) Jack Peurach
03) Charles Li, Ph.D.
04) Stanley Stern
05) Mary Ann Cloyd
06) Rhonda A. Wallen

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full legal corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D49619-P55029

EKSO BIONICS HOLDINGS, INC.
Annual Meeting of Stockholders
June 10, 2021
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jack Peurach and Steven Sherman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EKSO BIONICS HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on June 10, 2021 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side